UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): May 20, 2014

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Westpark Drive Suite 720 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 442-5500
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 6, 2013, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Report”) to report that we completed our acquisition from Neutral Tandem, Inc. (doing business as Inteliquent) (the “Seller”) of all of the equity interests in NT Network Services, LLC and NT Network Services, LLC SCS, which, together with the subsidiaries of such companies, comprise the data transport business of the Seller (the “Acquisition”). On February 25, 2014, we filed with the SEC Amendment No. 1 to the Original Report ("Amendment No. 1") to include the financial statements and pro forma financial information as required pursuant to Item 2.01. On May 20, 2014, we filed with the SEC Amendment No. 2 to the Original Report ("Amendment No. 2") to include corrections to the financial statements and pro forma financial information included in Amendment No.1. The correction was to eliminate intercompany revenue , cost of revenue and selling, general and administrative expenses that had inadvertently been included in the three month period ending March 31, 2013. This Current Report on Form 8-K is being filed to provide a pro forma income statement related to the Acquisition for the year ended December 31, 2013.

Item 9.01	Financial Statements and Exhibits
(d)      Exhibits

Exhibit
Number	Description

99.1	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2014

GTT Communications, Inc.

		By:	/s/ Michael R. Bauer
Michael R. Bauer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013